BOOKSo A o MILLION(R)                                              News Release

402 Industrial Lane
Birmingham, AL  35211
205-942-3737

Contact:      Richard S. Wallington
              Chief Financial Officer
              (205) 942-3737


               BOOKS-A-MILLION REQUESTS NASDAQ HEARING TO ADDRESS
                NON-COMPLIANCE WITH FORM 10-Q FILING REQUIREMENT


     BIRMINGHAM, Ala. (September 21, 2005) -- Books-A-Million, Inc. (Nasdaq/NM:BAMM) (the "Company") today announced that it has received notice from the staff of The Nasdaq Stock Market that, due to the Company's failure to file on a timely basis its quarterly report on Form 10-Q for the 13 weeks ended July 30, 2005, as required by Nasdaq Marketplace Rule 4310(c)(14), the Company's common stock is subject to potential delisting from The Nasdaq Stock Market at the opening of business on September 29, 2005. The Company will request a hearing before a Nasdaq Listing Qualifications Panel (the "Panel") to ask for a waiver of the compliance failure until the Company files its Form 10-Q for the 13 weeks ended July 30, 2005. The Company intends to become current in its filing obligations as soon as possible. The Company previously announced that it would not be able to file its Form 10-Q for the 13 weeks ended July 30, 2005, as a result of management's ongoing evaluation of the Company's internal control over financial reporting for such period. The Company's appeal to the Panel will automatically stay the delisting of its common stock pending the Panel's review and determination. There can be no assurance that the Panel will grant the Company's request for continued listing. The Company's stock will remain listed on The NASDAQ National Market under the trading symbol "BAMME" during the pendency of the Panel's review and determination.

     Books-A-Million is one of the nation's leading book retailers and sells on the Internet at www.booksamillion.com. The Company presently operates 207 stores in 19 states and the District of Columbia. The Company operates four distinct store formats, including large superstores operating under the names Books-A-Million and Books & Co., traditional bookstores operating under the names Books-A-Million and Bookland, and Joe Muggs Newsstands. The Company's wholesale operations include American Wholesale Book Company and Book$mart, both based in Florence, Alabama.

     Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:

     This document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties. A number of factors could cause actual results, performance, achievements of the Company, or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors include, but are not limited to, the competitive environment in the book retail industry in general and in the Company's specific market area; inflation; economic conditions in general and in the Company's specific market areas; the number of store openings and closings; the profitability of certain product lines, capital expenditures and future liquidity; liability and other claims asserted against the Company; uncertainties related to the Internet and the Company's Internet initiative. In addition, such forward-looking statements are necessarily dependent upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties and other factors. Accordingly, any forward-looking statements included herein do not purport to be predictions of future events or circumstances and may not be realized. Given these uncertainties, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligations to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.